UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A amends and supplements the information reported in Item 5.02(d) to the Current Report on Form 8-K dated November 20, 2007 (filed November 21, 2007) regarding the elections of Myrtle S. Potter and William L. Roper, MD, MPH to the Board of Directors (the “Board”) of Medco Health Solutions, Inc. (the “Company”).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

(d) Appointment of Directors to Committees. On November 21, 2007, the Company filed a Form 8-K under Item 5.02 pursuant to which it announced that the Board of Directors of the Company had elected Myrtle S. Potter and William L. Roper, MD, MPH to its Board with an effective date of December 10, 2007. At that time, Ms. Potter and Dr. Roper had not been appointed to any committees of the Board.

On December 11, 2007, the Board of the Company appointed Ms. Potter to the Compensation Committee of the Board and Dr. Roper to the Corporate Governance and Nominating Committee of the Board, each effective immediately. The Board also considered the independence of Ms. Potter and Dr. Roper under the New York Stock Exchange listing standards and the Company’s corporate governance guidelines and concluded that Ms. Potter and Dr. Roper are independent directors under the applicable standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: December 12, 2007	By:	/s/ David S. Machlowitz
David S. Machlowitz
Senior Vice President, General Counsel and Secretary